Exhibit 13.1

Annual Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Abbey National Treasury Services plc (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2013 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 7 March 2014	By:	/s/ Jacques Ripoll
Jacques Ripoll
Chief Executive Officer

Dated: 7 March 2014	By:	/s/ Stephen Jones
Stephen Jones
Chief Financial Officer